UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

GULFSTREAM INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33884	20-3973956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Griffin Road, 4th Floor, Ft. Lauderdale, Florida 33312

Telephone No.: (954) 985-1500

(Address and telephone number of Registrant's principal

executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

As previously reported by Gulfstream International Group, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2009, on October 7, 2009, the Company consummated a Note Purchase Agreement (the “Purchase Agreement”) with Gulfstream Funding II, LLC (the “Lender”) pursuant to which the Lender agreed to make subordinated loans to the Company in the maximum principal amount of $1,500,000, as evidenced by the Company’s $1,500,000 12% subordinated promissory note (the “Note”) which was issued by the Company to the Lender.  The Note pays interest at a rate of 12% per annum.

On January 15, 2010, the Company and the Lender agreed to enter into one or more definitive agreements to extend the Maturity Date (as defined below) of the Note and to provide for the conversion of the outstanding principal amount of the Note and all accrued and unpaid interest thereon (collectively, the “Debt”) into preferred stock of the Company at current market prices. Upon the execution of such agreements by the Company and the Lender, the Company will file a Current Report on Form 8-K disclosing the transaction and including such agreements as exhibits.

The Debt was to be repaid by the Company to the Lender on or prior to January 15, 2010 (the “Maturity Date”). On January 15, 2010, the Lender waived any event of default which would have occurred for the Company’s failure to repay the Debt on the Maturity Date.

On January 18, 2010, the Company issued a press release announcing the events disclosed in this report, a copy of which is annexed hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Gulfstream International Group, Inc. dated as of January 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: January 19, 2010	By:	/s/ Robert M. Brown
Robert M. Brown Chief Financial Officer